Exhibit 3.1

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Gran Tierra Energy Inc. (the "Company")

2. The articles have been amended as follows: (provide article numbers, if available)

Fourth Article pertaining to the Company's shares and classes of stock is hereby amended in its entirety, including but not limited to increasing the Company's authorized capital from 325,000,001 to 325,000,002 which shall be divided into four classes, of which 300,000,000 shares, par value $0.001, shall be designated as Common Stock; 1 share, par value $0.001, shall be designated as Special A Voting Stock; 1 share, par value $0.001, shall be designated as Special B Voting Stock; and 25,000,000 shares, par value $0.001, shall be designated as Preferred Stock.

The full text of the amended Fourth Article is attached hereto and incorporated herein.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: by majority vote

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X /s/ Dana Coffield

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

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Nevada Secretary of State Amend Profit-After
Revised: 7-1-08

CERTIFICATE OF AMENDMENT
OF
GRAN TIERRA ENERGY INC.
A Nevada Corporation
Pursuant to NRS 78.385 and 78.390 and After Issuance of Stock
(continued)

The Fourth Article of the Corporation’s Articles of Incorporation, as amended, is hereby amended in its entirety to read as follows:

Fourth Article

The total number of shares of all classes of stock which the Corporation shall have authority to issue is three hundred twenty-five million and two (325,000,002), to be divided into four (4) classes, of which three hundred million (300,000,000) shares, par value of $0.001, shall be designated as Common Stock (“Common Stock”); one (1) share, par value of $0.001, shall be designated as Special A Voting Stock (the “Special A Voting Stock”); one (1) share, par value of $0.001, shall be designated as Special B Voting Stock (the “Special B Voting Stock”); and twenty-five million (25,000,000) shares, par value of $0.001, shall be designated as Preferred Stock (“Preferred Stock”).

A. Common Stock

The aggregate number of shares of Common Stock which the Corporation shall have authority to issue is three hundred million (300,000,000) shares, par value of $0.001 per share. All stock when issued shall be fully paid and non-assessable. The Board of Directors of the Corporation may, at its discretion and by resolution of all of the members of the Board of Directors at the time of such resolution, issue any authorized but unissued Common Stock of the Corporation which has not been reserved for issuance upon the exercise of any outstanding warrants, options, or other documents evidencing the right to acquire the Common Stock of the Corporation.

Each share of Common Stock shall be entitled to one vote at any meeting of the Corporation’s stockholders duly called for in accordance with the Nevada Revised Statutes, either in person or by proxy. Cumulative voting shall not be permitted for the election of individuals to the Corporation’s Board of Directors or for any other matters brought before any meeting of the Corporation’s stockholders, regardless of the nature thereof. Stockholders of the Corporation’s Common Stock shall not be entitled to any pre-emptive or preferential rights to acquire additional Common Stock of the Corporation.

B. Special A Voting Stock

The Special A Voting Stock shall have the designation, preferences and rights as set forth below:

1. Number of Shares: There shall be one (1) share of Special A Voting Stock.

1.

2. Dividends or distributions: Neither the holder nor, if different, the owner of the Special A Voting Stock shall be entitled to receive dividends or distributions in its capacity as holder or owner thereof.

3. Voting Rights: The holder of the Special A Voting Stock shall have the following voting rights:

3.1 The holder of the Special A Voting Stock shall be entitled to vote on each matter on which stockholders of the Corporation generally are entitled to vote, and the holder of the Special A Voting Stock shall be entitled, in accordance with and subject to paragraph 3.2 below, to cast on each such matter a number of votes equal to the number of non-voting exchangeable shares (“Goldstrike Exchangeable Shares”) of Gran Tierra Goldstrike, Inc., an Alberta corporation, and its successors-at-law, whether by merger, amalgamation or otherwise, then outstanding that are not owned by the Corporation or any other entity of which a majority of the shares (or similar interests) entitled to vote in the election of members of the board of directors (or similar governing body) of such other entity is held, directly or indirectly, by the Corporation (any such entity a “subsidiary” of the Corporation).

3.2 The holder of the Special A Voting Stock shall have the right to receive notice of and to attend and, subject to paragraph 3.4 below, vote at any general meeting of the Corporation as follows:

(a) on a show of hands, the holder of the Special A Voting Stock, or its proxy, shall have one vote in addition to any votes which may be cast by a holder of Goldstrike Exchangeable Shares (other than Corporation and any subsidiary of the Corporation) (a “Goldstrike Beneficiary”) (or its nominee) on such show of hands as proxy for the holder of the Special A Voting Stock in accordance with paragraph 3.4 below;

(b) on a poll, the holder of the Special A Voting Stock shall have one vote for every Goldstrike Exchangeable Share then outstanding (a) that is owned by a Goldstrike Beneficiary, and (b) as to which the holder of the Special A Voting Stock has received timely voting instructions from the Goldstrike Beneficiary. Votes may be given either personally or by proxy and a Goldstrike Beneficiary entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

3.3 The holder of the Special A Voting Stock shall be entitled to demand that a poll be taken on any resolution, whether before or after a show of hands.

3.4 If so instructed by a Goldstrike Beneficiary, the holder of the Special A Voting Stock shall be entitled to appoint the Goldstrike Beneficiary, or such other person as that Goldstrike Beneficiary nominates, as proxy to attend and to exercise personally in place of the holder of the Special A Voting Stock that number of votes equal to the number of Goldstrike Exchangeable Shares held by the Goldstrike Beneficiary (the “Goldstrike Beneficiary Votes”). A proxy need not be a stockholder of the Corporation. A Goldstrike Beneficiary (or its nominee) exercising its Goldstrike Beneficiary Votes shall have the same rights as the holder of the Special A Voting Stock to speak at the meeting in favor of any matter and to vote on a show of hands or on a poll in respect of any matter proposed.

2.

4. Redemption: At such time as no Goldstrike Exchangeable Shares (other than Goldstrike Exchangeable Shares belonging to the Corporation or any subsidiary of the Corporation) shall be outstanding and there are no shares of stock, debt, options, rights, warrants, or other securities convertible, exchangeable or exercisable for, or other agreements which could give rise to the issuance of, any Goldstrike Exchangeable Shares to any person (other than the Corporation or any subsidiary of the Corporation), the share of Special A Voting Stock shall be automatically redeemed for $0.001, but only out of funds legally available therefor, and upon any such redemption of the Special A Voting Stock by the Corporation, the share of Special A Voting Stock shall be deemed retired and cancelled and may not be reissued.

5. Voting as a Single Class: Except as otherwise provided herein or by applicable law, the holder of the Special A Voting Stock, the holder of the Special B Voting Stock and the holders of the Common Stock, together with any other class or series of the Corporation’s voting stock to the extent provided in the applicable certificate(s) of amendment or designation, shall vote together as one class for the appointment of directors of the Corporation and on all other matters submitted to a vote of the stockholders of the Corporation.

C. Special B Voting Stock

The Special B Voting Stock shall have the designation, preferences and rights as set forth below:

1. Number of Shares: There shall be one (1) share of Special B Voting Stock.

2. Dividends or distributions: Neither the holder nor, if different, the owner of the Special B Voting Stock shall be entitled to receive dividends or distributions in its capacity as holder or owner thereof.

3. Voting Rights: The holder of the Special B Voting Stock shall have the following voting rights:

3.1 The holder of the Special B Voting Stock shall be entitled to vote on each matter on which stockholders of the Corporation generally are entitled to vote, and the holder of the Special B Voting Stock shall be entitled, in accordance with and subject to paragraph 3.2 below, to cast on each such matter a number of votes equal to the number of non-voting exchangeable shares (“Solana Exchangeable Shares”) of Gran Tierra Exchangeco Inc., an Alberta corporation, and its successors-at-law, whether by merger, amalgamation or otherwise, then outstanding that are not owned by the Corporation or its affiliates (as such term is defined in the Securities Act (Alberta)) (any such entity an “affiliate” of the Corporation).

3.

3.2 The holder of the Special B Voting Stock shall have the right to receive notice of and to attend and, subject to paragraph 3.4 below, vote at any annual or special meeting of the stockholders of the Corporation as follows:

(a) on a show of hands, the holder of the Special B Voting Stock, or its proxy, shall have one vote for each Solana Exchangeable Share then outstanding (i) that is owned by a holder of Solana Exchangeable Shares (other than the Corporation and any affiliate of the Corporation) (a “Solana Beneficiary”) and (ii) as to which the holder of the Special B Voting Stock has received timely voting instructions from the Solana Beneficiary;

(b) on a poll, the holder of the Special B Voting Stock shall have one vote for each Solana Exchangeable Share then outstanding (i) that is owned by a Solana Beneficiary, and (ii) as to which the holder of the Special B Voting Stock has received timely voting instructions from the Solana Beneficiary.

Votes may be given either personally or by proxy and a Solana Beneficiary entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

3.3 The holder of the Special B Voting Stock shall be entitled to demand that a poll be taken on any resolution, whether before or after a show of hands.

3.4 If so instructed by a Solana Beneficiary, the holder of the Special B Voting Stock shall be entitled to appoint the Solana Beneficiary, or such other person as that Solana Beneficiary nominates, as proxy to attend and to exercise personally in place of the holder of the Special B Voting Stock that number of votes equal to the number of Solana Exchangeable Shares held by the Solana Beneficiary (the “Solana Beneficiary Votes”). A proxy need not be a stockholder of the Corporation. A Solana Beneficiary (or its nominee) exercising its Solana Beneficiary Votes by such a proxy shall have the same rights as the holder of the Special B Voting Stock to speak at the meeting in favor of any matter and, with respect to the number of Solana Exchangeable Shares subject to such proxy, to vote on a show of hands or on a poll in respect of any matter proposed.

4. Redemption: At such time as no Solana Exchangeable Shares (other than Solana Exchangeable Shares belonging to the Corporation or any affiliate of the Corporation) shall be outstanding and there are no shares of stock, debt, options, rights, warrants, or other securities convertible, exchangeable or exercisable for, or other agreements which could give rise to the issuance of, any Solana Exchangeable Shares to any person (other than the Corporation or any affiliate of the Corporation), the share of Special B Voting Stock shall be automatically redeemed for $0.001, but only out of funds legally available therefor, and upon any such redemption of the Special B Voting Stock by the Corporation, the share of Special B Voting Stock shall be deemed retired and cancelled and may not be reissued.

5. Voting as a Single Class: Except as otherwise provided herein or by applicable law, the holder of the Special B Voting Stock, the holder of the Special A Voting Stock and the holders of the Common Stock, together with any other class or series of the Corporation’s voting stock to the extent provided in the applicable certificate(s) of amendment or designation, shall vote together as one class for the election or appointment of directors of the Corporation and on all other matters submitted to a vote of the stockholders of the Corporation.

D. Preferred Stock

The aggregate number of shares of Preferred Stock which the Corporation shall have the authority to issue is twenty-five million (25,000,000) shares, $0.001 par value, which may be issued in such series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by the Board of Directors of the Corporation.

4.